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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CONSONUS TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter.)

Delaware	45-0547710

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
301 Gregson Drive Cary, North Carolina	27511

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: SEC File No. 333-142635

Securities to be registered pursuant to Section 12(b) of the Act:

Common stock, par value of $0.0000015
(Title of Class)

AMENDMENT NO. 1 TO FORM 8-A

        In order to reflect the correct name of The NASDAQ Stock Market LLC, Consonus Technologies, Inc., a Delaware corporation (the "Registrant") hereby amends its Application for Registration on Form 8-A filed with the Securities and Exchange Commission on August 11, 2008 for its common stock, par value $0.0000015 per share (the "Common Stock") to register its Common Stock on The NASDAQ Stock Market LLC, as set forth below.

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The class of securities to be registered hereby is the Common Stock of the Registrant.

        A description of the Common Stock is set forth under the caption "Description of Our Capital Stock" in the prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-142635) initially filed with the Securities and Exchange Commission on May 4, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

ITEM 2.    EXHIBITS

        Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Act.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONSONUS TECHNOLOGIES, INC.
Date: August 12, 2008
	By:	/s/ Michael G. Shook Michael G. Shook Chief Executive Officer

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AMENDMENT NO. 1 TO FORM 8-A
SIGNATURE